Exhibit 5.1

SIDLEY AUSTIN LLP	BEIJING	HONG KONG	SAN FRANCISCO
787 SEVENTH AVENUE	BOSTON	HOUSTON	SHANGHAI
NEW YORK, NY 10019	BRUSSELS	LONDON	SINGAPORE
(212) 839 5300	CHICAGO	LOS ANGELES	SYDNEY
(212) 839 5599 FAX	DALLAS	NEW YORK	TOKYO
	GENEVA	PALO ALTO	WASHINGTON, D.C.

FOUNDED 1866

June 26, 2015

Discover Financial Services

2500 Lake Cook Road

Riverwoods, Illinois 60015

Re:	Discover Financial Services

Registration Statement on Form S-3

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-3 (the “Registration Statement”) being filed by Discover Financial Services, a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of an unlimited amount of: (i) debt securities of the Company (the “Debt Securities”), which may be unsecured senior debt securities (the “Senior Debt Securities”) and/or unsecured subordinated debt securities (the “Subordinated Debt Securities”); (ii) shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”); (iii) shares of the Company’s preferred stock, par value $0.01 per share (the “Preferred Stock”), which may be represented by depositary shares (“Depositary Shares”); (iv) warrants to purchase Debt Securities, Common Stock or Preferred Stock (the “Warrants”); (v) stock purchase contracts pursuant to which the holder will purchase from the Company a specified number of shares of the Common Stock at a future date (the “Stock Purchase Contracts”); (vi) stock purchase units, consisting of Stock Purchase Contracts and a security (of the Company or another issuer) securing the holder’s obligation to purchase the Common Stock under the Stock Purchase Contracts (the “Stock Purchase Units” and together with the Debt Securities, Common Stock, Preferred Stock, Depositary Shares, Warrants and Stock Purchase Contracts, the “Securities”); or (vii) any combination of the Securities.

Unless otherwise specified in the applicable prospectus supplement: (i) the Senior Debt Securities will be issued pursuant to the Indenture dated as of June 12, 2007 between the Company and U.S. Bank National Association, as trustee (the “Trustee”), filed as an exhibit to the Registration Statement (the “Senior Indenture”); (ii) the Subordinated Debt Securities will be issued pursuant to one or more subordinated indentures to be entered into between the Company and a trustee (the “Subordinated Trustee”) (each, a “Subordinated Indenture,” and, together with the Senior Indenture, the “Indentures”); (iii) the Preferred Stock will be issued in one or more series and the relative powers, designations, preferences, rights and qualifications, limitations or restrictions of such Preferred Stock will be set forth in one or more certificates of designation (each, a “Certificate of Designation”); (iv) the Depositary Shares will be issued pursuant to one or more deposit agreements (each, a “Deposit Agreement”) to be entered into between the Company and the preferred stock depositary party thereto; (v) the Warrants will be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”) to be entered into

Sidley Austin (NY) LLP is a Delaware limited liability partnership doing business as Sidley Austin LLP and practicing in affiliation with other Sidley Austin partnerships.

between the Company and the warrant agent party thereto; (vi) the Stock Purchase Contracts will be issued pursuant to one or more stock purchase contract agreements (each a “Stock Purchase Contract Agreement”) to be entered into between the Company and the stock purchase contract agent party thereto; and (vii) the Stock Purchase Units will be issued pursuant to one or more stock purchase unit agreements (each, a “Stock Purchase Unit Agreement”) to be entered into between the Company and the stock purchase unit agent party thereto. Each Subordinated Indenture, Certificate of Designation, Deposit Agreement, Warrant Agreement, Stock Purchase Contract Agreement and Stock Purchase Unit Agreement, as applicable, will be in a form to be filed as an exhibit to a post-effective amendment to the Registration Statement or to be filed under the Securities Exchange Act of 1934, as amended, and incorporated as an exhibit to the Registration Statement by reference. We refer to the Indentures and any Deposit Agreement, Warrant Agreement, Stock Purchase Contract Agreement and Stock Purchase Unit Agreement collectively as the “Opinion Documents.”

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinions expressed below, we have examined and relied upon a copy of the Registration Statement and the exhibits filed therewith, the Amended and Restated Certificate of Incorporation of the Company, as amended (the “Certificate of Incorporation”), currently in effect, the Amended and Restated By-laws of the Company (the “By-laws”) currently in effect, and the resolutions of the Board of Directors of the Company dated May 21, 2015 relating to the Registration Statement (the “Resolutions”). We have also examined originals, or copies of originals certified or otherwise identified to our satisfaction, of such records of the Company and of such agreements, documents, certificates, statements of governmental officials and instruments, and have examined such questions of law and have satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to us for our examination.

Based on the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that:

1. Each series of Senior Debt Securities covered by the Registration Statement will constitute legally issued and binding obligations of the Company when: (i) the Company’s Board of Directors or a duly authorized committee thereof (the “Company Board”) shall have duly adopted resolutions in conformity with the Certificate of Incorporation, the By-laws and the Resolutions authorizing any necessary indenture supplement to the Senior Indenture and the terms, issuance and sale of such series of Senior Debt Securities as contemplated by the Registration Statement and the Senior Indenture (including any necessary indenture supplement to the Senior Indenture); (ii) the final terms of the applicable Senior Debt Securities shall have been duly established and approved by the Company; (iii) any necessary indenture supplement to the Senior Indenture shall have been duly executed and delivered by the Company and the

Trustee; and (iv) such series of Senior Debt Securities shall have been duly executed by the Company and authenticated by the Trustee as provided in the Senior Indenture (including any necessary indenture supplement to the Senior Indenture) and such resolutions and such Senior Debt Securities shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

2. Each series of Subordinated Debt Securities covered by the Registration Statement will constitute legally issued and binding obligations of the Company when: (i) the Company Board shall have duly adopted resolutions in conformity with the Certificate of Incorporation, the By-laws and the Resolutions authorizing the execution and delivery of the Subordinated Indenture (including any necessary indenture supplement to the Subordinated Indenture) and the terms, issuance and sale of such series of Subordinated Debt Securities as contemplated by the Registration Statement and the Subordinated Indenture (including any necessary indenture supplement to the Subordinated Indenture); (ii) the final terms of the applicable Subordinated Debt Securities shall have been duly established and approved by the Company; (iii) the Subordinated Indenture (including any necessary supplemental indenture) shall have been duly executed and delivered by the Company and the Subordinated Trustee and qualified under the Trust Indenture Act of 1939, as amended; and (iv) such series of Subordinated Debt Securities shall have been duly executed by the Company and authenticated by the Subordinated Trustee as provided in the Subordinated Indenture (including any necessary indenture supplement to the Subordinated Indenture) and such resolutions and such Subordinated Debt Securities shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

3. The shares of Common Stock covered by the Registration Statement will be legally issued, fully paid and non-assessable when: (i) the Company Board shall have duly adopted resolutions in conformity with the Certificate of Incorporation, the By-laws and the Resolutions authorizing the issuance and sale of such shares of Common Stock; and (ii) certificates representing such shares of Common Stock shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor in excess of the par value of such shares of Common Stock being issued and sold.

4. Each series of Preferred Stock covered by the Registration Statement will be legally issued, fully paid and non-assessable when: (i) the Company Board shall have duly adopted resolutions in conformity with the Certificate of Incorporation, the By-laws and the Resolutions establishing the designations, preferences, rights, qualifications, limitations or restrictions of such series of Preferred Stock and authorizing the issuance and sale of such series of Preferred Stock; (ii) the Company shall have filed with the Secretary of State of the State of Delaware a Certificate of Designations duly executed on behalf of the Company with respect to such series of Preferred Stock in conformity with the Certificate of Incorporation and such resolutions; and (iii) certificates representing such series of Preferred Stock shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor in excess of the par value of such shares of such series of Preferred Stock being issued and sold.

5. The Depositary Shares covered by the Registration Statement will be legally issued and entitle the holders thereof to the rights specified in the Depositary Shares and the Deposit Agreement relating to the Depositary Shares when: (i) a Deposit Agreement relating to such Depositary Shares shall have been duly authorized, executed and delivered by the Company and duly executed and delivered by the preferred stock depositary named in the Deposit Agreement; (ii) the Company Board shall have duly adopted resolutions in conformity with the Certificate of Incorporation, the By-laws and the Resolutions establishing the designations, preferences, rights, qualifications, limitations or restrictions of the series of Preferred Stock underlying the Depositary Shares and authorizing the issuance and sale of such series of Preferred Stock; (iv) the Company shall have filed with the Secretary of State of the State of Delaware a Certificate of Designations duly executed on behalf of the Company with respect to the series of Preferred Stock underlying the Depositary Shares in conformity with the Certificate of Incorporation and such related final resolutions, setting forth such resolutions; (v) certificates representing the series of Preferred Stock underlying such Depositary Shares shall have been duly executed, countersigned and registered and duly delivered against payment of the agreed consideration therefor in excess of the par value of such shares of such series of Preferred Stock and (vi) the depositary receipts evidencing Depositary Shares shall have been duly executed and delivered by the preferred stock depositary in the manner set forth in the Deposit Agreement.

6. Each issue of Warrants covered by the Registration Statement will constitute legally issued and binding obligations of the Company when: (i) a Warrant Agreement relating to such issue of Warrants shall have been duly authorized, executed and delivered by the Company and duly executed and delivered by the warrant agent named in the Warrant Agreement; (ii) the Company Board shall have duly adopted resolutions in conformity with the Certificate of Incorporation, the By-laws and the Resolutions authorizing the execution and delivery of the Warrant Agreement and the issuance and sale of such issue of Warrants as contemplated by such Warrant Agreement; (iii) the final terms of any Warrants to be issued shall have been duly established and approved by the Company; (iv) if such Warrants are exercisable for Senior Debt Securities, the actions described in paragraph 1 above shall have been taken; (v) if such Warrants are exercisable for Subordinated Debt Securities, the actions described in paragraph 2 above shall have been taken; (vi) if such Warrants are exercisable for Common Stock, the actions described in paragraph 3 above shall have been taken; (vii) if such Warrants are exercisable for Preferred Stock, the actions described in paragraph 4 above shall have been taken; and (viii) certificates representing such issue of Warrants shall have been duly executed, countersigned and issued in accordance with such Warrant Agreement and such resolutions and shall have been delivered to the purchasers thereof against payment of the agreed consideration therefor.

7. The Stock Purchase Contracts and/or the Stock Purchase Units covered by the Registration Statement will be legally issued and binding obligations of the Company when: (i) the applicable Stock Purchase Contract Agreement and/or Stock Purchase Unit Agreement shall have been duly authorized, executed and delivered by the Company and the other parties thereto; (ii) the final terms of the Stock Purchase Contracts and/or Stock Purchase Units to be issued pursuant thereto have been duly established and approved by the Company; (iii) the Company Board shall have duly adopted resolutions in conformity with the Certificate of

Incorporation, the By-laws and the Resolutions authorizing the execution, delivery, issuance and sale of such Stock Purchase Contracts and/or Stock Purchase Units; (iv) if such Stock Purchase Contracts and/or Stock Purchase Units relate to the issuance and sale of Senior Debt Securities, the actions described in paragraph 1 above have been taken; (v) if such Stock Purchase Contracts and/or Stock Purchase Units relate to the issuance and sale of Subordinated Debt Securities, the actions described in paragraph 2 above have been taken; (vi) if such Stock Purchase Contracts and/or Stock Purchase Units relate to the issuance and sale of Common Stock, the actions described in paragraph 3 above have been taken; (vii) if such Stock Purchase Contracts and/or Stock Purchase Units relate to the issuance and sale of Preferred Stock, the actions described in paragraph 4 above have been taken; and (viii) certificates, if any, representing such Stock Purchase Contracts and/or Stock Purchase Units shall have been duly executed, countersigned and registered and shall have been delivered to the purchasers thereof against payment of the agreed consideration therefor.

The opinions in paragraphs 1, 2, 5, 6 and 7 above are qualified to the extent that the enforcement of the Debt Securities, the Indenture, the Depositary Shares and the related Deposit Agreement, the Warrant and the related Warrant Agreement, the Stock Purchase Contracts and the related Stock Purchase Contract Agreement and the Stock Purchase Units and the related Stock Purchase Unit Agreement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws relating to or affecting the enforcement of creditors’ rights generally and by the effect of general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law, and further to the extent the enforcement of any Securities denominated in currency other than United States dollars may be limited by requirements that a claim (or a foreign currency judgment in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law.

For the purposes of this opinion letter, we have assumed that, at the time of the issuance, sale and delivery of each series of Debt Securities, each issue of Common Stock, each issue of Preferred Stock, each issue of Depositary Shares, each issue of Warrants, and each issue of Stock Purchase Contracts and/or Stock Purchase Units, as the case may be: (i) any Securities being offered will be issued and sold as contemplated in the Registration Statement or the prospectus supplemented relating thereto; (ii) the execution, delivery and performance by the Company of the applicable Opinion Documents and all actions necessary for the issuance of the Securities and the terms thereof will be duly authorized by all necessary action (corporate or otherwise) and will not (a) contravene the Certificate of Incorporation or By-laws, (b) violate any law, rule or regulation applicable to the Company or (c) result in any conflict with or breach of any agreement or document binding on the Company; (iii) no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by the Company of any of the applicable Opinion Documents or the issuance of the Securities, if any such authorization, approval, consent, action, notice or filing is required, it has been or will be duly obtained, taken, given or made and is or will be in full force and effect; (iv) the authorization thereof by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof; (v) in the case of the issue of a series of Debt Securities, the Senior Indenture and form of Subordinated Indenture will not have been modified or amended; (vi) the Certificate of Incorporation and Bylaws of the Company, as currently in effect, will not have been modified or amended and will be in full force and effect; and (vii) in the case of the issue of Warrants, Depositary Shares, Stock Purchase Contracts or Stock Purchase Units, the terms and conditions of such Security, the underlying Security, if any, and any related Depositary Agreement, Warrant Agreement, Stock Purchase Contract Agreement and Stock Purchase Unit Agreement will be as expressly contemplated in the prospectus supplement relating thereto. For purposes of this opinion letter, we have further assumed that each Opinion Document will be governed by the laws of the State of New York. With respect to any instrument or agreement executed or to be executed by any party other than the Company, we have assumed, to the extent relevant to the opinions set forth herein, that (i) such party (if not a natural person) has been duly formed or organized and is validly existing and in good standing under the laws of its jurisdiction of formation or organization and (ii) such party has full right, power and authority to execute, deliver and perform its obligations under each instrument or agreement to which it is a party and each such instrument or agreement has been duly authorized (if applicable), executed and delivered by, and is a valid, binding and enforceable agreement or obligation, as the case may be, of such party.

This opinion letter is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware.

We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the related rules promulgated by the SEC.

Very truly yours,

        /s/ Sidley Austin LLP

6